Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 2019 relating to the consolidated financial statements of Datasea, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission on October 15, 2019.

/s/ Wei, Wei & Co., LLP

New York, New York

September 28, 2020